Exhibit 3.2

HUBBELL INCORPORATED

AMENDED AND RESTATED BY-LAWS

AS ADOPTED BY THE BOARD OF DIRECTORS

May 6, 2025

ARTICLE I

Meetings of Shareholders

Section 1. Place. All meetings of the shareholders shall be held at the principal office of the Corporation in the State of Connecticut, or at such other place or places within or without the State of Connecticut as may be designated from time to time by the Chair of the Board, or, in the absence of such designation, as may be determined by resolution of the Board of Directors. Notwithstanding the foregoing, the Board of Directors may determine that any meeting of shareholders shall not be held at any place and shall instead be held solely by means of remote communication, provided the Corporation implements the measures specified in subsection (b) of Section 33-703 of the of the Connecticut Business Corporation Act.

Section 2. Annual Meeting. The annual meeting of shareholders shall be held on such date and at such time and place as the Board of Directors may designate. The date, time, and place, if any, of the annual meeting and the means of remote communications, if any, to the extent permitted by law, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting shall be stated in the notice of meeting delivered to shareholders. At the annual meeting the shareholders shall elect directors and transact such other business as may properly be brought before such meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chair of the Board or the Board of Directors. Upon the written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting, the Chair of the Board shall call a special shareholders’ meeting for the purposes specified in such request and cause notice thereof to be given pursuant to the provisions of these By-Laws. If the Chair of the Board shall not, within fifteen (15) days after receipt of such shareholders’ request, so call such meeting, such shareholders may call the same. The general purpose or purposes for which a special meeting is called shall be stated in the notice thereof, and no other business shall be transacted at the meeting. Any such special meeting of the shareholders shall be held at the principal office of the Corporation in the State of Connecticut or at such other place or places within or without the State of Connecticut, or by means of remote communications, to the extent permitted by law, as may be designated from time to time by the Chair of the Board, or, in the absence of such designation, as may be determined by resolution of the Board of Directors. Shareholders submitting a request for a special meeting of shareholders shall comply with the shareholder’s disclosure requirements set forth in Article I, Sections (11)(A)(2)(b) and 11(A)(2)(c) of these By-Laws at the time of submission of such request, to the same extent as if the request were a shareholder proposal to conduct other business at an annual meeting of shareholders along with documentary evidence that such shareholder(s) own the requisite percentage of voting power entitling such shareholders to make such request in accordance with this Section 3.

In the event that any information provided in any such request ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, the shareholder(s) who submitted the written request shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any such defect. In the event of any such inaccuracy or omission, the Corporation may also omit or, to the extent feasible, remove any such inaccurate information from its proxy materials and/or otherwise communicate to its shareholders notice of the existence of such inaccuracy or omission.

Section 4. Notice. Written notice of all meetings of the shareholders shall be given by or at the direction of the Chair of the Board or Secretary to each shareholder of record entitled to vote at such meeting, by leaving such notice with such shareholder or at such shareholder’s residence or usual place of business, by mailing a copy thereof addressed to such shareholder at such shareholder’s last known post office address as last shown on the stock records of the Corporation, postage prepaid, or by electronic transmission thereof addressed to such shareholder at the last address provided to the Corporation for electronic transmissions by or on behalf of the shareholder as last shown on the records of the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Each such notice shall include the record date for determining the shareholders entitled to vote at the meeting, if such date is different than the record date for determining shareholders entitled to notice of the meeting. Each such notice shall also state the place (if the meeting is to be held at a place), day and hour of the meeting and, if the notice is for a special meeting, the purpose or purposes for which the meeting is called. If the Board of Directors has authorized participation by means of remote communication pursuant to Section 33-703 of the Connecticut Business Corporation Act for any class or series of shareholders, the notice to such class or series of shareholders shall describe the means of remote communication to be used.

Section 5. Quorum. The holders of a majority of the votes provided by the Certificate of Incorporation for the issued and outstanding shares shall constitute a quorum at all meetings of shareholders for all purposes, except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws. No action required by law, the Certificate of Incorporation or these By-Laws to be authorized or taken by the holders of a designated proportion of the voting power of shares or of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion. The person presiding at a meeting of shareholders, whether or not a quorum is present, or the holders of a majority of the voting power of the shares entitled to vote represented at any such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, and any business may be transacted at such adjourned meeting which might have been transacted at the meeting as originally notified. The shareholders present at a duly held meeting at which a quorum is present may continue to do business until adjournment, even if the departure of shareholders leaves less than a quorum present.

Section 6. Voting. Each outstanding share shall be entitled to the number of votes on each matter submitted to a vote at a meeting of shareholders as provided by the Certificate of Incorporation. Shares otherwise entitled to vote but disqualified from voting for any reason of law, shall not be considered as outstanding for the purpose of quorum or of computing the voting power of the Corporation or shares of any class. Every person entitled to vote or execute consents, waivers or releases in respect of shares may do so either in person or by one or more agents appointed as provided in Section 6 of Article VII. Each shareholder shall have the number of votes provided by the Certificate of Incorporation for each share of stock registered in such shareholder’s name at the time at which the record date shall be fixed as provided in Section 7 of this Article I. Except as otherwise provided by law, by the Certificate of Incorporation or these By-Laws, the Corporation may treat the person in whose name shares of stock or other securities stand of record on its books as the absolute owner of such shares or other securities as if such person had full competency, capacity and authority to exercise all rights of ownership, irrespective of: (a) any knowledge or notice to the contrary, or (b) any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its records or upon the share, certificate or other security. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, if a quorum exists, action on a matter by the shareholders, other than the election of directors, is approved if the votes cast in favor of the action exceed the votes cast against the action. Except as otherwise provided by the Certificate of Incorporation, if a quorum exists at a meeting of shareholders, directors are elected by a majority of the votes cast by the shares entitled to vote in the election; provided that if the number of nominees for director exceeds the number of directors to be elected, the nominees receiving a plurality of the votes cast by the shares entitled to vote in the election, provided a quorum is present, shall be elected.

Section 7. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other shareholder action, the Board of Directors by resolution may fix a date, not more than seventy (70) days nor less than ten (10) full days immediately preceding the date of the meeting, nor more than seventy (70) days prior to any other action, as the record date for any such determination of shareholders, such date in any case not to be earlier than the date such action is taken by the Board of Directors. In the absence of such direction by the Board of Directors, such record date shall, in the case of each shareholder meeting, whether the annual meeting or a special meeting, be the day twenty-five (25) days immediately preceding the date of such meeting. If such day is a holiday, the next preceding business day shall be fixed as such record date. The books of the Corporation shall not be closed for transfers. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date of the original meeting.

Section 8. List of Shareholders. The Secretary shall make or cause to be made before each meeting of shareholders a complete list or other equivalent record of the shareholders entitled to vote at such meeting, arranged in alphabetical order, by voting group, with the address of and the number and class of shares held by each shareholder. Such list or other equivalent record shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder and such shareholder’s agent or attorney is entitled on written demand to inspect and, subject to statutory requirements, to copy the list, during regular business hours and at their own expense, for any proper purpose in the interest of the shareholder as such or of the Corporation and not for speculative or trading purposes or for any purpose inimical to the interest of the Corporation or its shareholders. Such list or other equivalent record shall also be produced and kept open at the time and place of the meeting and shall be available for inspection for any such proper purpose during the whole time of the meeting.

Section 9. Inspectors of Election. The Board of Directors or the Chair of the Board shall, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting and make a written report of the inspectors’ determinations. In the event that any inspector so appointed is unable to act at a meeting of shareholders, the person presiding at the meeting shall appoint a replacement inspector to act at the meeting. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall (A) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each such share, (B) determine the shares of stock of the Corporation present or represented at the meeting, (C) determine the validity of proxies and ballots, (D) count all votes, (E) determine the result and certify their determination of the number of shares of capital stock of the Corporation present or represented at the meeting and such inspectors’ count of all votes. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. An inspector may be an officer or employee of the Corporation; however, no person who is a nominee for election as a director at such meeting may serve as an inspector at such election.

Section 10. Inspection of Books. Shareholders shall have no right except as conferred by statute or by these By-Laws to inspect any books, papers, records or accounts of the Corporation.

Section 11. (A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders at an annual meeting of the shareholders may be made (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Article 1, Section 4 of these By-Laws, or (b) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this Section 11 and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of paragraph (A)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than close of business on the seventieth (70th) day nor more than the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business and residence address of such person; (ii) the principal occupation or employment of such person (present and for the past five (5) years); (iii) a completed and signed written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, and a written and signed representation and agreement that such individual (A) (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation and (y) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law, and (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; (B) agrees to promptly provide to the Corporation such other information as the Corporation may reasonably request; and (C) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time (in each case, in the form of such questionnaire and representation and agreement provided by the Secretary of the Corporation); and (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and any persons that are acting in concert therewith, (ii) a description of all agreements, arrangements, relationships and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including, without limitation, their names) in connection with the proposal of such business by such shareholder, (iii) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (iv) any option, warrant, convertible security, swap, hedging transaction, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (v) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation, (vi) any short interest in a security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value or the subject security), (vii) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (ix) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household or any affiliates of such shareholder (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date) and (x) any other information relating to such shareholder and beneficial owner, if any, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (d) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (f) if any such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, intends to engage in a solicitation with respect to a nomination or other business, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and a representation that such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert, therewith intends to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting shares, or any such higher percentage required under applicable law to approve or adopt the relevant proposal; (g) a certification that each such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a shareholders of the Corporation; (h) the names and addresses of other shareholders (including beneficial owners) known by any such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, to financially or otherwise materially support (it being understood, for example, that statement of an intent to vote for, or delivery of a revocable proxy to such proponent, does not require disclosure under this section, but solicitation of other shareholders by such supporting shareholder would require disclosure under this section) such nomination(s) or proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and (i) the written and signed consent of each nominee being named in the Corporation’s proxy statement as a nominee and to serve as a director of the Corporation if so elected and a written and signed statement of intent to serve as a director for the full term if elected. The chair of the meeting may refuse to acknowledge the nomination of any person, or to bring before the meeting any other business, not made in compliance with the foregoing procedures. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(4) In addition, in order to be considered timely, in the event that any information provided in any notice delivered by a shareholder pursuant hereto ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, the shareholder who submitted the notice shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any such defect. In the event of any such inaccuracy or omission, the Corporation may also omit or, to the extent feasible, remove any such inaccurate information from its proxy materials and/or otherwise communicate to its shareholders notice of the existence of such inaccuracy or omission.

(5) Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

(B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Sections 3 and 4 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder’s notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. This paragraph (B) is not intended to have any application to a special meeting of shareholders called by shareholders pursuant to Section 33-696(a)(2) of the Connecticut Business Corporation Act.

(C) Inclusion of Shareholder Director Nominations in the Corporation’s Proxy Materials. (1) Subject to the terms and conditions set forth in these By-Laws, the Corporation shall include in its proxy materials for an annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of shareholders that satisfy the requirements of this Section 11(C), including qualifying as an Eligible Shareholder (as defined below) and that expressly elects at the time of providing the written notice required by this Section 11(C) (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 11(C).

(2) For purposes of this Section 11(C), the “Required Information” that the Corporation will include in its proxy statement is: (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (as defined below). The Corporation shall also include the name of the Shareholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement (and other proxy materials) its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(3) To be timely, a shareholder’s Proxy Access Notice must be delivered to the principal executive offices of the Corporation within the time periods applicable to shareholder notices of nominations pursuant to Article I, Section 11(A) of these By-Laws. In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(4) The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 11(C) but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 11(C) (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(a) the number of such director candidates for which the Corporation shall have received one or more valid shareholder notices nominating director candidates pursuant to Article I, Sections 11(A) and 11(B) (but not this Section 11(C)) of these By-Laws, but only to the extent the Permitted Number after such reduction with respect to this clause (1) equals or exceeds one (1);

(b) the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of voting shares, by such shareholder or group of shareholders, from the Corporation), other than any such director referred to in this clause who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause equals or exceeds one (1); and

(c) the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting of shareholder for whom access to the Corporation’s proxy materials was previously provided pursuant to Section 11(c), other than any such director referred to in this clause who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms; provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting of shareholders, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 11(C) shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Shareholder Nominees pursuant to this Section 11(C) for an annual meeting of shareholders exceeds the Permitted Number, then the highest ranking qualifying Shareholder Nominee from each Eligible Shareholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Shareholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(5) An “Eligible Shareholder” is one or more shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 11(C), and as of the record date for determining shareholders eligible to vote at the annual meeting of shareholders, at least three percent (3%) of the aggregate voting power of the voting shares of the Corporation (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting of shareholders; provided that the aggregate number of shareholders, and, if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two (2) or more collective investment funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one shareholder for the purpose of determining the aggregate number of shareholders in this paragraph (4); provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 11(C). No shares may be attributed to more than one group constituting an Eligible Shareholder under this Section 11(C) (and, for the avoidance of doubt, no shareholder may be a member of more than one group constituting an Eligible Shareholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (4), for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met). A “Constituent Holder” shall mean any shareholder, collective investment fund included within a Qualifying Fund or beneficial holder whose shareholder ownership is counted for the purpose of qualifying as holding the Proxy Access Request Required Shares or qualifying as an Eligible Stockholder.

(6) No later than the final date when a Proxy Access Notice pursuant to this Section 11(C) may be timely delivered to the Secretary, an Eligible Shareholder (including each Constituent Holder) must provide the following information in writing to the Secretary:

(a) with respect to each Constituent Holder, the name and address of, and number of voting shares owned by, such person;

(b) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven (7) days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(i) within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(ii) immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareholders;

(c) the information, representations and agreements contemplated by Article I, Section 11(A)(2) of these By-Laws (with references to a “shareholder” therein to include such Eligible Shareholder (including each Constituent Holder));

(d) a representation that such person:

(i) acquired the Proxy Access Request Required Shares in the ordinary course of business and neither the Eligible Shareholder nor the Shareholder Nominee nor their respective affiliates and associates acquired or is holding any securities of the Corporation with the intent to change or influence control of the Corporation;

(ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 11(C);

(iii) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

(iv) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(v) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 11(C);

(e) in the case of a nomination by a group of shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(f) an undertaking that such person agrees to:

(i) assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder (including such person) provided to the Corporation;

(ii) promptly provide to the Corporation such other information as the Corporation may reasonably request; and (iii) file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of shareholders of the Corporation relating to the annual meeting at which the Shareholder Nominee will be nominated.

In addition, no later than the final date when a nomination pursuant to this Section 11(C) may be delivered to the Corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 11(C) to be provided to the Corporation must be supplemented (by delivery to the Secretary): (1) no later than close of business on the tenth (10th) day following the record date for the applicable annual meeting of shareholders, to disclose the foregoing information as of such record date; and (2) no later than close of business on the eighth (8th) day before the annual meeting of shareholders, to disclose the foregoing information as of the time that is no earlier than close of business on the tenth (10th) day prior to such annual meeting of shareholders. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any defect. In addition, in the event of any such inaccuracy or omission, the Corporation may also omit or, to the extent feasible, remove any such inaccurate information from its proxy materials and/or otherwise communicate to its shareholders notice of the existence of such inaccuracy or omission.

(7) The Eligible Shareholder may provide to the Secretary, at the time the information required by this Section 11(C) is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of shareholders, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Shareholder’s Shareholder Nominee (the “Statement”).

(8) Notwithstanding anything to the contrary contained in this Section 11(C), the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), or would violate any applicable law, rule, regulation or listing standard.

(9) No later than the final date when a nomination pursuant to this Section 11(C) may be delivered to the Corporation, each Shareholder Nominee must provide the completed and signed questionnaire and representation and agreement required by Article I, Section 11(A) of these By-Laws and:

(a) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a shareholder), that such Shareholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card as a nominee and intends to serve as a director of the Corporation for the entire term if elected;

(b) complete, sign and submit all questionnaires, representations and agreements required by this By-Law or of the Corporation’s directors generally; and

(c) provide such additional information as necessary to permit the Board of Directors to determine: (a) if any of the matters referred to in paragraph (10) below apply; (b) if such Shareholder Nominee has any direct or indirect relationship with the Corporation; or (c) is or has been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Shareholder Nominee.

In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any such defect.

(10) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Shareholder Nominee’s disability or other health reason) or (2) does not receive votes cast in favor of the Shareholder Nominee’s election of at least ten (10) percent of the shares represented in person or by proxy at the annual meeting and entitled to vote thereon will be ineligible to be a Shareholder Nominee pursuant to this Section 11(C) for the next two annual meetings. Any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 11(C) or any other provision of these By-Laws, the Certificate of Incorporation or any applicable regulation any time before the annual meeting of shareholders, will not be eligible for election at the relevant annual meeting of shareholders.

(11) The Corporation shall not be required to include, pursuant to this Section 11(C), a Shareholder Nominee in its proxy materials for any annual meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Shareholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(a) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), in each case as determined by the Board of Directors;

(b) whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(c) who is, or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding, has been convicted in a criminal proceeding within the past ten (10) years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(d) if the Eligible Shareholder (or any Constituent Holder) or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 11(C) or any agreement, representation or undertaking required by this Section; or

(e) if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including, without limitation, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

Clauses (a), (b), and (c) and, to the extent related to a breach or failure by the Shareholder Nominee, clause (d), will result in the exclusion from the proxy materials pursuant to this Section 11(C) of the specific Shareholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Shareholder Nominee to be nominated; provided, however, that clause (e) and, to the extent related to a breach or failure by an Eligible Shareholder (or any Constituent Holder), clause (d) will result in the voting shares owned by such Eligible Shareholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Shareholder, the exclusion from the proxy materials pursuant to this Section 11(C) of all of the applicable shareholder’s Shareholder Nominees from the applicable annual meeting of shareholders or, if the proxy statement has already been filed, the ineligibility of all of such shareholder’s Shareholder Nominees to be nominated).

(12) Notwithstanding the foregoing provisions of Section 11(C), if the Eligible Shareholder giving the Proxy Access Notice (or a qualified representative thereof) does not appear at the annual meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(D) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(1) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(2) For purposes of this By-Law, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting, and in order for any notification required to be delivered by a shareholder pursuant to this By-Law to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(4) Without limiting the other provisions and requirements of these By-Laws, unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation may disregard any proxies or votes solicited for such shareholder’s nominees. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonably documented evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

ARTICLE II

Directors

Section 1. Election. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than three (3) directorships and not more than thirteen (13) directorships, as shall be determined by a resolution adopted by the Board of Directors. Within the foregoing numerical limits the number of directorships constituting the full Board of Directors may be increased by the concurring vote of the directors holding a majority of the directorships constituting the full Board of Directors immediately prior to such vote. Each of the directors shall hold office until the annual meeting of the shareholders held next after his or her election and his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Section 2. Vacancies. Vacancies in the Board of Directors resulting from death, resignation, removal or other cause (including, without limitation, an increase in the number of directorships constituting the Board of Directors) may be filled for the unexpired term by action of the sole remaining director, or by unanimous written consent of all remaining directors without a meeting, or by a majority vote of the remaining directors, at a special meeting called for that purpose or at any regular meeting of the Board of Directors, though such remaining directors are less than a quorum and though such majority is less than a quorum. The shareholders may elect a director at any time to fill any vacancy that has not been filled by the directors as herein provided, at a special meeting of the shareholders called for such purpose.

Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice of the time, date, place or purpose of the meeting either within or outside the State of Connecticut, as shall from time to time be determined by the Chair of the Board or by the Board of Directors.

Section 4. Special Meetings. Special meetings shall be held whenever ordered by the Chair of the Board or by any two directors. The Secretary shall call a special meeting when and as requested so to do by the Chair of the Board or by any two directors.

Section 5. Adjourned Meetings. If two or more directors are present at any meeting, they may adjourn such meeting to any time prior to the day of the next regular meeting of the Board of Directors. No notice of the time and place appointed for the holding of any adjourned meeting need be given.

Section 6. Presence at Meetings; Action Without Meeting. Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such a meeting. If all the directors severally or collectively consent in writing to any action taken by the Corporation prior to such consent, or to be taken by the Corporation subsequent to such consent, such action shall be a valid corporate action as though it had been authorized at a meeting of the Board of Directors and shall be effective upon delivery of such consent or consents to the Corporation, unless the consent specifies a later effective time. The Secretary shall file such consents with the minutes of the meeting of the Board of Directors.

Section 7. Quorum. A majority of the directors qualified and acting shall constitute a quorum provided that such quorum shall not be less than one-third of the number of directorships provided by applicable statutes and these By-Laws, nor at any time less than two (2) directorships. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the act of a greater number is required by the Certificate of Incorporation, these By-Laws or by statute.

Section 8. Notice and Place of Meeting. No notice shall be required for a regular meeting of the Board of Directors except as provided in Article VIII of these By-Laws. The Secretary shall give notice of special meetings of the Board of Directors by mailing, postage prepaid, a written notice thereof to each director at least five (5) days before the meeting, or by electronic transmission of the same or by personal delivery of written or oral notice (including, without limitation, telephone notice) at least two (2) days before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting, except as in these By-Laws or by law otherwise expressly provided. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

The directors may have an office and keep the books of the Corporation in the principal office of the Corporation; or they may have an office and keep the books of the Corporation, except the stock book and the transfer book, in such other place or places, either within or without the State of Connecticut, as may be designated from time to time pursuant to Article V, Section 1 of these By-Laws.

Section 9. Powers. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 10. Chair of the Board. The Board of Directors may elect one of its members to be Chair of the Board. If a Chair of the Board has been so elected, the Board of Directors may, in its discretion, appoint the Chair of the Board as an officer of the Corporation in accordance with the provisions of Article IV of these By-Laws. The Chair of the Board, when present, shall preside at all meetings of the Board of Directors and shareholders unless he or she has designated another officer or director to so preside. The Chair of the Board shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate or as prescribed by these By-Laws from time to time. In the absence or disability of the Chair of the Board, the Board shall designate an alternate member of the Board to serve as Chair of the Board, and such designated Board member shall have the powers to perform the duties of the office.

Section 11. Compensation of Directors. The directors shall receive for their services such compensation as may be fixed from time to time by the Board of Directors. The directors shall be reimbursed for any reasonable expenses actually incurred in connection with their duties.

Section 12. Resignation. Any director may resign by giving written notice of his or her resignation to the Corporation in care of the Chair of the Board or the Secretary. Any such resignation shall take effect upon receipt of such notice by the Corporation, or at such later date as may be specified in such notice.

ARTICLE III

Committees

Section 1. Executive Committee. The Board of Directors shall, by resolution adopted by an affirmative vote of directors holding a majority of the directorships, appoint from among its members an Executive Committee consisting of three or more directors, and may designate one or more directors as alternate members of such Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee, which Executive Committee shall have and may exercise, during the intervals between the meetings of the Board of Directors, all of the powers of the Board of Directors in the management of the business, properties and affairs of the Corporation, including, without limitation, authority to take all action provided in the By-Laws to be taken by the Board of Directors, except authority to: (A) authorize distributions; (B) approve or propose to shareholders action that by statute is required to be approved by shareholders; (C) fill vacancies on the Board of Directors or on any of its committees; (D) amend the Certificate of Incorporation; (E) adopt, amend or repeal By-Laws; (F) approve a plan of merger not requiring shareholder approval; (G) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (H) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors; (I) fix compensation of directors for serving on the Board of Directors or on any committee thereof; or (J) amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable. All acts done and powers conferred by the Executive Committee shall be deemed to be, and may be certified as being done or conferred, under authority of the Board of Directors.

Section 2. Meetings, Quorums and Manner of Acting. Meetings of the Executive Committee shall be held whenever called by the Chair of the Board or the Chairman of the Executive Committee. No notice shall be required for a regular meeting of the Executive Committee. Notice of any meeting of the Executive Committee shall be given by mailing, postage prepaid, a written notice thereof to each member at least five (5) days before the meeting, or by electronic transmission of the same or by personal delivery of written or oral notice (including, without limitation, telephone notice) at least two (2) days before the meeting. Unless limited by statute, the Certificate of Incorporation, these By-Laws, or the terms of the notice thereof, any and all business may be transacted at any meeting of the Executive Committee. A majority of the members of the Executive Committee in office at the time of any meeting of the Executive Committee shall be present in person to constitute a quorum for the transaction of business. The vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the Executive Committee. Directors may participate in a meeting of the Executive Committee by means of conference telephone or similar communications equipment enabling all members participating in the meeting to hear one another, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such a meeting. A majority of the members present, whether or not a quorum is present, may adjourn any meeting to another time and place; and no notice of an adjourned meeting need be given. If all the members severally or collectively consent in writing to any action taken by the Corporation prior to such consent, or to be taken by the Corporation subsequent to such consent, in either case, within the purview of the Executive Committee, such action shall be a valid corporate action as though it had been authorized at a meeting of the Executive Committee and shall be effective upon delivery of such consent or consents to the Corporation, unless the consent specifies a later effective time. The Secretary shall file such consents with the minutes of the meeting of the Executive Committee in accordance with Article III, Section 3.

Section 3. Records. The Executive Committee shall keep minutes of its proceedings and shall submit the same from time to time to the Board of Directors. The Secretary of the Corporation shall act as secretary to the Executive Committee.

Section 4. Vacancies. Any newly-created memberships and vacancies occurring in the Executive Committee shall be filled by resolution adopted by a majority of the entire Board of Directors.

Section 5. Other Committees. The Board of Directors may, by resolution adopted by an affirmative vote of directors holding a majority of the directorships, designate one or more other committees, each such committee to consist of three or more directors of the Corporation, and may designate one or more directors as alternate members of such committee, who may replace any absent or disqualified member at any meeting of such committee. Each such other committee shall have such name, and such power and authority as may be determined from time to time by resolutions adopted by an affirmative vote of directors holding a majority of the directorships. The requirement with respect to the manner in which each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating such other committee.

ARTICLE IV

Officers

Section 1. Titles; Number. The officers of the Corporation shall be a Chief Executive Officer, a President, such number of Vice Presidents, any of whom may be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time determine, a Secretary, a Treasurer, and a Controller and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. One person may hold the offices and perform the duties of any two or more of such offices.

Section 2. Election, Term of Office and Qualifications. The officers of the Corporation shall be chosen annually by the Board of Directors, at the first regular meeting of the Board of Directors held following the annual meeting of shareholders. Each officer, except as to those provided for in Section 3 of this Article IV, shall hold office for the term of one year and until such officer’s successor shall have been duly chosen and qualified, or until such officer’s earlier death, resignation or removal. If the Board of Directors has appointed the Chair of the Board as an officer of the Corporation, then the term of his or her office shall cease, if not otherwise terminated, when the director elected to serve as Chair of the Board shall cease to be a director of the Corporation.

Section 3. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors. The Board of Directors may, by resolution, authorize the President or the Chief Executive Officer to appoint any other officers, including, without limitation, subordinate or other assistant officers, to perform such duties as may be assigned or delegated to such person or persons by the Board, the President or the Chief Executive Officer.

Section 4. Compensation of Officers. The appointment of any officer pursuant to these By-Laws shall not of itself create any contract or compensation rights, except only for such rights as may be expressly specified in each case by the Board of Directors, by an authorized Committee of the Board, or by an officer of the Corporation authorized to take such action.

Section 5. Removal of Officers. Any officer may be removed at any time, for or without cause, by resolution of the Board of Directors at any meeting or by unanimous written consent of the Board of Directors.

Section 6. Resignation of Officers. Any officer may resign at any time by delivering written notice of resignation to the Corporation, in care of the Chair of the Board or the Secretary. Any such resignation shall take effect upon receipt of such notice by the Corporation, or at such later date as may be specified in such notice.

Section 7. Vacancies. A vacancy in any office because of death, resignation, removal or other cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 8. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the Chief Executive Officer by the Board of Directors or as prescribed by these By-Laws. The Chief Executive Officer shall have general authority to execute full and complete powers of attorney, bonds, deeds, mortgages, contracts, agreements, proxies and other instruments and documents in the name and on behalf of the Corporation.

Section 9. President. The President shall have such powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may from time to time be assigned to the President by the Board of Directors or Chief Executive Officer or as prescribed by these By-Laws. The President shall have general authority to execute full and complete powers of attorney, bonds, deeds, mortgages, contracts, agreements, proxies and other instruments and documents in the name and on behalf of the Corporation.

Section 10. Vice Presidents. The Executive Vice Presidents and the Senior Vice Presidents, if appointed, and the other Vice Presidents appointed by the Board of Directors shall perform such duties as shall from time to time be imposed upon them by the Board of Directors, the Chief Executive Officer or the President.

Section 11. The Secretary. The Secretary shall, except as otherwise provided by resolution of the Board of Directors:

(a) keep the minutes of the meetings of the shareholders, the Board of Directors and the committees of the Board of Directors in books provided for such purposes;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and of the seal of the Corporation;

(d) have charge of the stock certificate books of the Corporation and keep or cause to be kept by the transfer agent and registrar of the Corporation, or by any other agent, the stock ledger and transfer books and such lists and records of shareholders as are required by Article I, Section 8 and Article V, Section 1 of these By-Laws; and exhibit the same at all reasonable times to any director, upon application; and produce the same at any meeting of shareholders in accordance with these By-Laws;

(e) see that the books, records, statements, certificates and all other documents and records required by law are properly kept and filed; and

(f) in general, perform all duties incident to the office of the Secretary, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 12. The Treasurer. The Treasurer shall, except as otherwise provided by resolution of the Board of Directors:

(a) have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds and securities in the name of the Corporation in such banks, trust companies or other depositories as the Board of Directors, or any officer or officers duly authorized by the Board of Directors, shall, from time to time, direct or approve;

(b) receive, and give receipt for, money paid to the Corporation from any source whatsoever;

(c) exhibit at all reasonable times the Treasurer’s records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records are kept; and

(d) perform all the duties and all necessary acts in connection with the administration of the financial affairs of the Corporation, and in general perform all the duties appertaining to the office of Treasurer, and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors.

Section 13. The Controller. The Controller shall, except as otherwise provided by resolution of the Board of Directors:

(a) have active control of, and shall be responsible for, all matters pertaining to the accounts of the Corporation;

(b) supervise the auditing and keeping of all payrolls and vouchers of the Corporation;

(c) keep full and accurate account of all monies received and paid on account of the Corporation;

(d) receive, audit and consolidate all operating and financial statements of the Corporation, and supervise the books of account of the Corporation, and auditing practices of the Corporation;

(e) prepare a statement of the condition of the finances of the Corporation for submission at all regular meetings of the Board of Directors, and a full financial report for submission at the annual meeting of the shareholders; and

(f) in general, perform all the duties appertaining to the office of Controller, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 14. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer, or to any director or other person, for the time being, by a resolution adopted by an affirmative vote of directors holding a majority of the directorships.

ARTICLE V

Administrative Provisions

Section 1. Books. (A) The following books and records of the Corporation shall be kept at the principal office of the Corporation or, to the extent permitted by law, at such other place or places as the Board of Directors may from time to time determine: correct and complete books and records of account; statements of the financial condition of the Corporation; minutes of the proceedings of its incorporators, shareholders, directors and committees of directors; and a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

(B) Subject to the provisions of the applicable statutes and these By-Laws, the Board of Directors shall determine, from time to time, whether, and if allowed, when, and under what conditions and regulations the books, records and accounts of the Corporation or any of them shall be open to the inspection of the shareholders. The shareholders’ inspection rights are, and shall be, restricted and limited accordingly. No right of inspection accorded a shareholder acting in person or by such shareholder’s agent or attorney shall be exercised except at the reasonable time and for a specified, reasonable and proper purpose and in good faith in the interest of such shareholder as such or of the Corporation, and not for speculative or trading purposes or any purpose inimical to the interest of the Corporation or its shareholders.

Section 2. Checks and Notes. All checks, drafts, and other orders for the payment of money, and all promissory notes of the Corporation, shall be signed by such officer or officers of the Corporation or such other person or persons as from time to time may be designated by resolution of the Board of Directors, or as may be designated by any officer or officers duly authorized by the Board of Directors to make such designation.

Section 3. Dividends and Surplus; Acquisition of Stock. Except as otherwise provided in the Certificate of Incorporation and applicable statutes, dividends and distributions upon the shares of the Corporation in shares of the Corporation’s stock or in cash or property, may be declared and paid pursuant to resolution of the Board of Directors, whenever, and in such amounts, as in the discretion of the Board of Directors, the condition of the affairs of the Corporation shall render advisable. The Board of Directors, in its discretion, subject to the Certificate of Incorporation and applicable statutes, may purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of any of the shares of the capital stock of the Corporation. The Board of Directors may from time to time set aside from the unreserved and unrestricted earnings of the Corporation such sum or sums as it, in its absolute discretion, may deem proper, as a reserve fund to meet contingencies or for dividends or for any other purpose it may deem to be conducive to the best interest of the Corporation.

ARTICLE VI

Shares and Their Transfer

Section 1. Certificates of Stock. Certificates for shares of the stock of the Corporation shall be in such form as may be approved by the Board of Directors, shall be numbered in the order of their issue, may be under seal of the Corporation, and shall be signed by the Chief Executive Officer or the President or a Vice President and by the Secretary or the Treasurer, which signature may be a facsimile if such certificate is signed by a transfer agent, transfer clerk acting on behalf of the Corporation, or registrar. If any officer who has signed or whose facsimile signature has been used on such certificate ceases to serve the Corporation as an officer in the capacity as to which such officer’s signature was to be used before such certificate is delivered by the Corporation, the certificate may, nevertheless, be adopted by the Corporation and be issued and delivered as though such officer had not ceased to hold such office. Each such certificate shall set forth upon the face thereof as at the time of issue: (A) the name of the Corporation; (B) a statement that the Corporation is organized under the laws of the State of Connecticut; (C) the name of the person to whom issued; (D) the number, class and designation of series, if any, of shares which such certificate represents; and (E) the par value of each share represented by each such certificate or a statement that the shares are without par value. Each such certificate shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, terms, limitations and relative rights and preferences of the shares of each class of stock authorized to be issued, and if this Corporation is authorized to issue any class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Every certificate exchanged or returned to the Corporation shall be marked “Cancelled” with the date of cancellation, and shall be filed by the transfer agent or by the Secretary or such other agency as the Secretary may direct.

Section 2. Transfer of Stock. Transfers of shares of stock shall be made on the books of the Corporation only by the holder thereof, in person or by such holder’s duly-authorized attorney, upon surrender of the certificate properly endorsed. Transfers of uncertificated shares of stock shall be made on the books of the Corporation in accordance with applicable law. Transfer as collateral security shall be designated as such. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof.

Section 3. Lost, Destroyed or Stolen Securities. Where the owner of a security issued by this Corporation claims that the security has been lost, destroyed or stolen, the Corporation shall issue a new security in place of the original security if the owner: (A) requests such issuance in writing and provides an affidavit to such effect before the Corporation, its transfer agent or registrar has notice that the security has been acquired by a bona fide purchaser; (B) if so requested by the Corporation, files with the Corporation, its transfer agent or registrar as the case may be, a sufficient indemnity bond; and (C) satisfies any other reasonable requirements imposed by a proper officer of the Corporation or by its transfer agent or registrar as the case may be. In the event that the Corporation, its transfer agent or registrar has registered a transfer of a security before receiving notification from the owner that such security has been lost, apparently destroyed or stolen, the Corporation, its transfer agent or registrar shall not issue a new security in place of such lost, destroyed or stolen security.

Section 4. Uncertificated Securities. The Corporation may issue shares of its stock in uncertificated or book-entry form. In such event, the Corporation’s transfer agent shall keep appropriate records indicating (A) the name of the person to whom such uncertificated stock was issued; (B) the number, class and designation of series, if any, of shares held by such person, and (C) other information deemed relevant by the Corporation.

ARTICLE VII

Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 2. Offices. The principal office of the Corporation shall be located in the City of Shelton, Connecticut or such other location as the Board of Directors may determine.

Section 3. Agents and Representatives. Except as otherwise provided in Sections 8, 9, and 10 of Article IV, the Chief Executive Officer, the President, the Executive Vice Presidents, the Senior Vice Presidents, or any Vice President, together with the Secretary or Treasurer, are authorized and empowered in the name of, and as the act and deed of, the Corporation, to name and appoint general and special agents, including, without limiting the generality of the foregoing, a registered agent for service of process in Connecticut or any other jurisdiction, representatives, and attorneys to represent the Corporation in the United States or in any foreign country, and to prescribe, limit, and define the powers and duties of such agents, representatives and attorneys, and to grant, substitute, revoke, or cancel, in whole or in part, any power of attorney or other authority conferred on any such agent, representative, or attorney. All powers of attorney or other instruments which may be executed pursuant to this provision shall be signed by the Chief Executive Officer, any of the Presidents, any of the Executive Vice Presidents, any of the Senior Vice Presidents, or any of the Vice Presidents and by the Secretary or the Treasurer. No further authorization by the Board of Directors shall be necessary in connection with the foregoing, it being intended that this By-Law shall constitute full and complete authority for the above-named officers to act in accordance with this By-Law.

Section 4. Notices. Whenever under the provision of law, the Certificate of Incorporation or these By-Laws notice is required to be given to any officer, director or shareholder, such notice shall be given pursuant to applicable law, the Certificate of Incorporation or these By-Laws. In the absence of any such provisions of applicable law, the Certificate of Incorporation or By-Laws, such notice may be given by (A) leaving the notice with the officer, director or shareholder in person, or at such officer’s, director’s or shareholder’s residence, or usual place of business, (B) by mailing a copy thereof, postage prepaid, addressed to such officer’s, director’s or shareholder’s last known address as last shown on the books of the Corporation or (C) by electronic transmission. If no address appears on the books of the Corporation for such officer, director or shareholder, said notice shall be thus mailed such officer, director or shareholder at the general post office in the City of Shelton, State of Connecticut. Any such notice shall be deemed to be duly given at the time when the same shall be thus mailed. For purposes of these By-Laws, “electronic transmission” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient.

Section 5. Waiver of Notice. Whenever any notice is required or permitted to be given to any person by law or under the provisions of the Certificate of Incorporation or these By-Laws, waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be equivalent to the giving of such notice. The Secretary of the Corporation shall cause any such waiver to be filed with or entered upon the records of the Corporation or, in the case of waiver of notice of a meeting, the records of the meeting. A shareholder’s attendance at a meeting: (A) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (B) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting, or promptly upon such director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 6. Proxy. Each person entitled to vote or execute consents, waivers or releases in respect of shares may do so either in person or by one or more agents appointed by a proxy authorized by such person. Such proxy is not valid after eleven months unless it specifies a longer time for which it is to continue in force or limits its use to a particular meeting not yet held. Such agent of a person may be so appointed by the person signing an appointment form, by electronic transmission, including, without limitation, internet and telephone, by facsimile transmission or by similar method, all as may be more specifically provided by the Secretary or the Treasurer of the Corporation. A proxy shall be revocable at will except as provided by statute in the case of irrevocable proxies, but revocation shall not affect any vote or other action theretofore taken. The Corporation may treat any proxy as not revoked and in full force and effect until the Corporation receives an authorized instrument revoking it, or authorized proxy bearing a later date, or in the case of death or incapacity of the person executing the same, written notice to such effect. An authorized proxy shall be irrevocable if it specifies that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law as provided by applicable statutes to support an irrevocable power coupled therewith.

Section 7. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Connecticut”.

Section 8. Certain Definitions.

(A) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership and the term “registrant” as used in such definition shall be deemed to also include any (1) stockholder giving a notice (or beneficial owner on whose behalf such notice is given) under Article I, Section 3 or Article I, Section 11(A) or (B) or (2) any Eligible Stockholder under Article I, Section 11(C) giving the Proxy Access Notice, in each case, or any affiliate or associate thereof.

(B) “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day.

ARTICLE VIII

Amendments

The By-Laws of the Corporation shall be subject to amendment or repeal, and new By-Laws may be adopted by the shareholders and to the extent hereinafter permitted, by the Board of Directors. Any notice of a meeting of shareholders or the Board of Directors at which By-Laws are to be amended, repealed or adopted, shall include notice of such proposed action. If such action is to be taken by the Board of Directors, said notice shall be delivered or mailed to the directors at least five (5) days before the meeting; provided, however, that if all the directors are present at such meeting, or waive such notice either before or after such meeting, such circumstances or action shall be equivalent to giving of such notice. Amendment, repeal or adoption of By-Laws by shareholders shall require the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon, or such greater proportion thereof, or such class vote as the By-Laws shall provide. Amendment, repeal or adoption of By-Laws by the Board of Directors shall require the affirmative vote of directors holding a majority of the directorships. No By-Law provision prescribing the vote required to amend the By-Laws or any thereof shall be amended by a lesser vote. By-Laws amended or adopted by the shareholders shall be subject to amendment or repeal by the Board of Directors, unless the shareholders expressly provide that the Board of Directors may not amend or repeal such By-Laws.